SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, DC  20549

                             ------------

                               FORM 8-A


           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
               PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

                             dELiA*s Inc.
       ---------------------------------------------------------
        (Exact Name of Registrant as Specified in Its Charter)


          Delaware                           13-3914035
  -------------------------               ----------------
   (State of Incorporation                (I.R.S. Employer
      or Organization)                   Identification no.)


     435 Hudson Street,
     New York, New York                         10014
  -------------------------                  -----------
    (Address of Principal                    (Zip Code)
     Executive Offices)


If this form relates to the       If this form relates to the
registration of a class of        registration of a class of
debt securities and is            debt securities and is to
effective upon filing pursuant    become effective
to General Instruction A(c)(1)    simultaneously with the
please check the following        effectiveness of a concurrent
box.                              registration statement under the
                                  Securities Act of 1933 pursuant
[ ]                               to General Instruction A(c)(2)
                                  please check the following box.

                                  [ ]









Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class           Name of Each Exchange on Which
     to be so Registered           Each Class is to be Registered
     -------------------           ------------------------------

     None


Securities to be registered pursuant to Section 12(g) of the Act:

            Common Stock, par value $.01 per share
            --------------------------------------
                       (Title of Class)



Item 1.   Description of Registrant's Securities to be Registered.

     See "Description of Capital Stock" in the Company's
     Registration Statement on Form S-1 (Registration No. 333-
     15153) (the "Form S-1") filed with the Securities and Exchange Commission, which information is hereby incorporated herein by reference.


Item 2.   Exhibits: The following exhibits are being filed with
                    this Registration Statement:

     1. Form of Restricted Stock Plan (incorporated by reference to Exhibit 10.6 of the Form S-1)

     2. Form of Family Stockholders Agreement (incorporated by reference to Exhibit 10.4 of the Form S-1)

     3.   Certificate of incorporation of dELiA*s Inc.
          (incorporated by reference to Exhibit 3.1 of the Form S-1)

     4. Bylaws of dELiA*s Inc. (incorporated by reference to Exhibit 3.2 of the Form S-1)










                           SIGNATURE



     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                       dELiA*s Inc.
                                ---------------------------
                                       (Registrant)


Date:  November 18, 1996        By:   /s/ Evan Guillemin
                                  Name:   Evan Guillemin
                                  Title:  Chief Financial Officer,
                                          Treasurer and Secretary